EXHIBIT 9.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of January 23, 2007, by and among SMARTIRE SYSTEMS INC. (the “Company”), a corporation continued under the laws of British Columbia, and the purchasers listed on Schedule I attached hereto (individually, a “Buyer” or collectively “Buyers”).

WITNESSETH

WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to:

(i)
Section 4(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

(ii)	National Instrument 45-106 (“NI45-106”) adopted by the British Columbia Securities Commission (the “BCSC”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to each of the Buyers, as provided herein, and each of the Buyers shall purchase up to One Million Eight Hundred Thousand Dollars ($1,800,000) (the “Purchase Price”) of secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares (the “Conversion Shares”) of the Company’s common stock, no par value (the “Common Stock”) which shall be funded on multiple closings (individually referred to as a “Closing,” collectively referred to as the “Closings”) as set forth on Exhibit “A” hereto (the “Funding Schedule”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a registration rights agreement (the “Investor Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Buyers are executing and delivering a security agreement (the “Security Agreement”) pursuant to which the Company has agreed to grant to each of Cornell Capital Partners, LP, Starome Investments Limited, Xentennial Holdings Limited and Staraim Enterprises Limited (collectively, the “Secured Parties”) a security interest in Pledged Property (as this term is defined in the Security Agreement) to secure certain obligations of the Company; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering irrevocable transfer agent instructions (the “Irrevocable Transfer Agent Instructions”) to the transfer agent.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Buyer(s) hereby agree as follows:

1.  PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

(a)  Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at each Closing, and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, Convertible Debentures in amounts up to the Purchase Price.

(b)  Closing Date. Each Closing shall take place at 10:00 a.m. (Eastern Standard time) on the date specified on the Funding Schedule, or such other time mutually agreed to by the parties, subject to notification of satisfaction of the conditions to such Closing set forth herein and in Sections 6 and 7 below. Each Closing shall occur on the respective Closing Dates at the offices of Buyer(s), or such other place as is mutually agreed to by the Company and the Buyer(s).

(c)  Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date

(i)
the Buyers shall deliver to the Company a bank draft payable to the Company in such amount equal to the aggregate proceeds for the Convertible Debentures subscribed for by the Buyer(s), minus the fees to be paid directly from the proceeds at Closing as set forth in section 5(g) herein; and

(ii)
the Company shall deliver to each Buyer, certificates representing the Convertible Debentures and registered in the name of the Buyer and in such amounts indicated opposite such Buyer’s name on Schedule I, duly executed on behalf of the Company.

2.  BUYER’S REPRESENTATIONS AND WARRANTIES.

(a)  Each Buyer represents and warrants, severally and not jointly, that:

(i)  Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

(ii)  Eligible Investor Status. By completing the U.S. Accredited Investor Questionnaire (the “U.S. Questionnaire”) attached hereto as Schedule “A-1”, the Buyer represents that it is an “accredited investor” as defined in Rule 501(a)(3) of Regulation D and, by completing the Canadian certificate (the “Canadian Certificate”) attached hereto as Appendix “A-2”, the Buyer represents that it is eligible to purchase the Convertible Debentures under the Securities Act (British Columbia) (the “B.C. Act”) pursuant to section 2.3 of NI45-106 because it is an accredited investor as defined in section 1.1 of NI45-106. In addition, the Buyer is representing that it is eligible to purchase the Convertible Debentures pursuant to section 2.10 of NI45-106 because each Convertible Debenture has an aggregate purchase price of not less than Cdn.$150,000.

(iii)  Reliance on Exemptions. The Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the prospectus and registration requirements of United States federal and state securities laws and British Columbia securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein, in the Canadian Certificate and in the U.S. Questionnaire in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire such securities. The Company has advised the Buyer that the Company is relying on an exemption from the requirements to provide the Buyer with a prospectus and to sell the Convertible Debentures through a person registered to sell securities under the Securities Act (British Columbia) (the “B.C. Act”) and as a consequence of acquiring Convertible Debentures pursuant to this exemption, certain protections, rights, and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Buyer.

(iv)  Information. Each Buyer and its advisors (and his or its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 4 below. Each Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

(v)  No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares.

(vi)  Transfer or Resale. Each Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state and provincial securities laws and such Buyer shall have delivered to the Company an opinion of counsel to the Company or of other counsel reasonably acceptable to the Company to the effect that such securities may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(vii)  Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop -transfer order may be placed against transfer of such stock certificates):

THESE SECURITIES AND ANY SECURITIES INTO WHICH THESE SECURITIES MAY BE CONVERTED HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within three (3) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the Securities Act and the holder has undertaken to sell the Conversion Shares pursuant to the effective registration statement or (ii) in connection with a sale transaction where there is no registration statement in effect as to the Conversion Shares, pursuant to an exemption from the applicable securities laws and after such holder provides the Company with an opinion of the Company’s counsel, reasonably acceptable to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the Securities Act.

(viii)  Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ix)  Receipt of Documents. Each Buyer and his or her counsel has received and read in its entirety and acknowledges that he is familiar with: (i) this Agreement and each representation, warranty and covenant set forth herein and in the Transaction Documents (as defined in section 4(a)(ii) herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended July 31, 2006; (iv) the Company’s Form 10-QSB for the fiscal quarter ended October 31, 2006 and (v) answers to all questions each Buyer submitted to the Company regarding an investment in the Company, and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(x)  Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

(xi)  No Legal or Tax Advice From the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(xii)  Further Representations by Foreign Buyers. If the Buyer is not a U.S. Person (as defined below), the Buyer hereby represents that it is in compliance with and in full observance of the laws of the Buyer’s jurisdiction in connection with any invitation to subscribe for the securities or any use of this Agreement, including: (i) the legal requirements of its jurisdiction for the purchase of the securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the securities. The Buyer’s subscription and payment for, and the Buyer’s continued beneficial ownership of, the securities will not violate any applicable securities or other laws of the Buyer’s jurisdiction. The term “U.S. Person” as used herein shall mean any person who is a citizen or resident of the United States or Canada, or any state, territory or possession thereof, including, but not limited to, any estate of any such person, or any corporation, partnership, trust or other entity created or existing under the laws thereof, or any entity controlled or owned by any of the foregoing.

(xiii)  BC Accredited Investor Exemption. If the Buyer is purchasing the Convertible Debentures pursuant to an exemption from the prospectus and registration provisions of the BC Act pursuant to section 2.3 of NI45-106, then the Buyer represents and warrants to the Company (which representations and warranties shall survive closing) that the Buyer is an “accredited investor” as that term is defined in section 1.1 of NI45-106 and the Buyer has duly completed and executed the Canadian Certificate.

(xiv)  B.C. Minimum Purchase Exemption. If the Buyer is purchasing the Convertible Debentures pursuant to an exemption from the prospectus and registration provisions of the BC Act pursuant to section 2.10 of NI45-106, then the Buyer has duly completed and executed the Canadian Certificate and the Buyer additionally represents, warrants and covenants to the Company (which representations, warrants and covenants shall survive closing) that:

A.
the Buyer is purchasing as principal for its own account, and not for the benefit of any other person, or company, a sufficient number of Convertible Debentures such that the aggregate acquisition cost to the Buyer is not less than CDN$150,000;

B.
if the Buyer is not an individual or a corporation, each member of the partnership, syndicate or other unincorporated organization which is the purchaser, or each beneficiary of the trust which is the purchaser, as the case may be, is an individual who has an aggregate acquisition cost for the Convertible Debentures of not less than CDN $150,000; and

C.
neither the Buyer nor any party on whose behalf the Buyer is acting has been created, established formed or incorporated solely, or is used primarily to acquire securities or to permit the purchase of the Convertible Debentures without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

D.	the aggregate acquisition cost for the Convertible Debentures is not less than CDN$150,000.

(xv)  Not Principal Buyer. If the Buyer is purchasing pursuant to the exemption from prospectus requirements available under either section 2.3 or 2.10 of NI45-106 and is not purchasing Convertible Debentures for its own account, then the Buyer is:

A.
a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on such business in such province or territory, and the Buyer is purchasing the Convertible Debentures as an agent or trustee for accounts that are fully managed by the Buyer; or

B.	an advisor who manages the investment portfolios of clients through discretionary authority granted by one or more clients and the Buyer is:

I.  registered as an advisor under the B.C. Act or the laws of another province or territory of Canada or the Buyer is exempt from such registration and the Buyer is purchasing the Convertible Debentures as an agent for accounts that are fully managed by the Buyer; or

II.  carrying on the business of an advisor outside of Canada in which case:

a.  it was not created solely or primarily for the purpose of purchasing Convertible Debentures of the Company;

b.  the total asset value of the investment portfolios it manages on behalf of clients is not less than CDN$20,000,000; or

c.  it does not believe and has no reasonable grounds to believe that any resident of British Columbia or any directors, senior officers or other insiders of the Company or any persons carrying on investor relations activities for the Company has a beneficial interest in any of the managed accounts for which it is purchasing, and

d.  the aggregate acquisition cost for the Convertible Debentures is not less than CDN$150,000.

3.  BRITISH COLUMBIA RESALE RESTRICTIONS

(a)  The Buyer acknowledges that the Convertible Debentures are subject to resale restrictions in Canada and may not be traded in a jurisdiction of Canada except as permitted by National Instrument 45-102 (“NI45-102”).

(b)  Pursuant to NI45-102, a subsequent trade in the Conversion Shares will be a distribution subject to prospectus and registration requirements of applicable Canadian securities legislation (including the B.C. Act) unless certain conditions are met, including the following:

(i)  The issuer is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(ii)  at least four months have elapsed from the date that the Convertible Debentures were distributed;

(iii)  the Certificate representing the Convertible Debentures has the following legend imprinted on it (the “Canadian Legend”) stating:

“Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and one day after the later of (i) [the distribution date], and (ii) the date the issuer became a reporting issuer in any province or territory.”

Provided that at the time of the trade,

(iv)  the trade is not a control distribution (as defined in NI45-102);

(v)  no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade;

(vi)  no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(vii)  if the selling security holder is an insider or officer of the Company, the selling security holder has no reasonable grounds to believe that the Company is in default of securities legislation.

(c)  By executing and delivering this Agreement, the Buyer will have directed the Company not to include the Canadian Legend on any certificates representing the Convertible Debentures and any Conversion Shares that are issued to the Buyer.

(d)  As a consequence, the Buyer will not be able to rely on the resale provisions of NI45-102, and any subsequent trade in the Convertible Debentures and the Conversion Shares, if any, will be distribution subject to the prospectus and registration requirements of Canadian securities legislation, to the extent that the trade at that time is subject to any such Canadian securities legislation.

4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

(a)  The Company represents and warrants as of the date hereof to each of the Buyers that, except as set forth in the SEC Documents (as defined herein) or in the Disclosure Schedule attached hereto (the “Disclosure Schedule”):

(i)  Organization and Qualification. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(ii)  Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Convertible Debentures, the Security Agreement, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Agreement and any related agreements (collectively the “Transaction Documents”) and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason arising from a lack of corporate power or authority that would prevent the Company from being in a position to file a registration statement as required under the Investor Registration Rights Agreement or perform any of the Company’s other obligations under such document.

(iii)  Capitalization. The authorized capital stock of the Company consists of an unlimited number of shares of Common Stock and 100,000 shares of preferred stock with no par value, of which, as of December 15, 2006, 324,416,403 shares of Common Stock and 23,645 shares of Series “A” preferred stock were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and non-assessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date of this Agreement, other than as described in the Company’s 10-QSB for the period ended October 31, 2006 and other than the aggregate of $1.2 million in convertible 10% debentures issued to TAIB Bank, B.S.C. on November 8, 2006, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are outstanding debt securities and (iii) there are agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Investor Registration Rights Agreement) and (iv) there are outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency to a registration statement that has not been withdrawn. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement.

(iv)  Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued as fully paid and non-assessable securities, free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures are duly authorized for issuance and when issued in accordance with the terms of the Transaction Documents, will be fully paid and non-assessable securities, free from all taxes, liens and charges imposed by the Company.

(v)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Notice of Articles, the Articles, any certificate of designation of any outstanding series of preferred stock of the Company or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The National Association of Securities Dealers Inc.’s OTC Bulletin Board on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Neither the Company nor its subsidiaries is in violation of any term of or in default under its Notice of Articles, its Articles or its organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement or the Investor Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Investor Registration Rights Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(vi)  SEC Documents: Financial Statements. Since May 6, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and the Company’s Annual Report on Form 10-KSB for the fiscal year ended July 31, 2006 and its Quarterly Report on Form 10-QSB for the three month period ended October 31, 2006 being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii)  10(b)-5. Neither the Transaction Documents nor the SEC Documents include any statements of material fact that were not true when they were made, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(viii)  Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(ix)  Acknowledgment Regarding Buyer’s Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(x)  No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

(xi)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the Securities Act or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(xii)  Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(xiii)  Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(xiv)  Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(xv)  Title. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(xvi)  Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(xvii)  Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(xviii)  Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xix)  No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(xx)  Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(xxi)  Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(xxii)  Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

5.  COVENANTS.

(a)  Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)  Form D. If required, the Company agrees to file a Form D with respect to the Convertible Debentures and the Conversion Shares as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing, and the Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Buyers at the time of conversion pursuant to this Agreement and the Convertible Debenture under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the conversion.

(c)  Reporting Status. Until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares then held by it, after giving effect to the restrictions on conversion established in the Convertible Debenture, without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all the Conversion Shares and (B) none of the Convertible Debentures are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)  Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes only as authorized by SKS Consulting of South Florida Corporation (“SKS Consulting”) as consultants to the Company.

(e)  Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance such number of shares of Common Stock as shall be necessary to effect the full conversion of the Convertible Debentures outstanding (without taking into account any conversion limitations or ownership limitations). If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the issuance of all of the Conversion Shares, the Company shall call and hold a special meeting of the shareholders within sixty (60) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f)  Listings or Quotation. The Company shall promptly secure the listing or quotation of the Conversion Shares upon each national securities exchange, automated quotation system or The National Association of Securities Dealers Inc.’s Over-The-Counter Bulletin Board (“OTCBB”) or other market, if any, upon which shares of Common Stock are then listed or quoted (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Common Stock’s authorization for quotation on the OTCBB.

(g)  Fees and Expenses.

A.  Each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents; provided however, the Company shall pay to Yorkville Advisors, LLC a fee equal to ten percent (10%) of the Purchase Price directly from the proceeds of each Closing.

B.  The Company shall pay a structuring fee to Yorkville Advisors LLC of Fifteen Thousand Dollars ($15,000), directly from the proceeds of the first Closing.

(h)  Corporate Existence. So long as any of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of each Buyer. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(g) will thereafter be applicable to the Convertible Debentures.

(i)  Transactions With Affiliates. So long as any Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in the Company or an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company; for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(j)  Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(k)  Restriction on Issuance of the Capital Stock. So long as any Convertible Debentures are outstanding, other than Excluded Securities (as defined in the Convertible Debentures), the Company shall not, without the prior written consent of the Buyer(s), (i) issue or sell shares of Common Stock or preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price determined immediately prior to it’s issuance, or (ii) file any registration statement on Form S-8.

(l)  Neither the Buyer(s) nor any of its affiliates have an open short position in the Common Stock of the Company, and the Buyer(s) agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as any Convertible Debentures shall remain outstanding.

(m)  Rights of First Refusal. So long as any portion of Convertible Debentures are outstanding, if the Company intends to raise additional capital by the issuance or sale of capital stock of the Company, including without limitation shares of any class of common stock, any class of preferred stock, options, warrants or any other securities convertible or exercisable into shares of common stock (whether the offering is conducted by the Company, underwriter, placement agent or any third party) the Company shall be obligated to offer to the Buyers such issuance or sale of capital stock, by providing in writing the principal amount of capital it intends to raise and outline of the material terms of such capital raise, prior to the offering such issuance or sale of capital stock  to any third parties including, but not limited to, current or former officers or directors, current or former shareholders and/or investors of the Company, underwriters, brokers, agents or other third parties. The Buyers shall have ten (10) business days from receipt of such notice of the sale or issuance of capital stock to accept or reject all or a portion of such capital raising offer.

(n)  Lock Up Agreements. On the date hereof, the Company shall obtain from each officer and director a lock up agreement in the form attached hereto as Exhibit B.

(o)  Review of Public Disclosures. All SEC filings (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q and 10-QSB, 10-K and 10K-SB, 8-K, etc) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys.

(p)  Consulting Agreement: On or before the first Closing Date, the Company shall enter into a consulting agreement (“Consulting Agreement”) with SKS Consulting in a form reasonably satisfactory to the Buyers. While any portion of the Debentures remain outstanding, the Company shall not terminate the Consulting Agreement without the Buyers consent.

(q)  Factoring: The Company shall have thirty (30) days from the date of Closing (the “Factoring Period”) to enter into a factoring arrangement pursuant to a written agreement (the “Factoring Agreement”) with an independent third party (the “Factor”) whereby the Company will factor its accounts receivable. If the Company fails to enter into the Factoring Agreement prior to the close of business at the end of the Factoring Period, then Company shall amend the definition of Pledged Property in the Security Agreement to include all of the Company’s accounts receivable and the proceeds receivable therefrom.

(r)  Post-Closing Perfection: The Company shall take all reasonable steps to perfect, or cause to be perfected, by registration with the United States Patent and Trademark Office, if such a method of perfecting a security interest is available, a security interest in the Company’s patents.

(s)  The Covenants contained in sections 5(q) and (r) shall be for the benefit of the Secured Parties.

6.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)  The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the each Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)  Each Buyer shall have executed the Transaction Documents and delivered the Transaction Documents to the Company;

(ii)  The Buyer(s) must have completed, executed and returned to the Company the U.S. Questionnaire and the Canadian Certificate.

(iii)  The Buyer(s) shall have delivered to the Company the Purchase Price for the Convertible Debentures purchased at such Closing, minus any fees to be paid directly from the proceeds the such Closing as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company; and

(iv)  The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

7.  CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a)  The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before each Closing Date, of each of the following conditions:

(i)  The Company shall have executed the Transaction Documents and delivered the same to the Buyer(s).

(ii)  The Common Stock shall be authorized for quotation on the OTCBB, trading in the Common Stock shall not have been suspended for any reason.

(iii)  The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of such Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing Date.

(iv)  The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures purchased at such Closing.

(v)  The Buyer(s) shall have received an opinion of counsel from the Company’s British Columbia counsel in the form attached hereto as Exhibit “C”.

(vi)  The Company shall have provided to the Buyer(s) a certificate of good standing from the secretary of state from the state in which the company is incorporated and/or the Canadian equivalent of a certificate of good standing.

(vii)  The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(viii)  The Company shall have filed and perfected the Buyers security interest in the Pledged Property as this term is defined in the Security Agreement by registering in the British Columbia Personal Property Registry a financing statement with regard to the Pledged Property as detailed in the Security Agreement and provided proof of such filing to the Buyer.

(ix)  The Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, all the shares of Common Stock required to effect the full conversion of all of the Convertible Debentures to be issued at such Closing.

(x)  Any additional conditions to a particular Closing set forth on the Funding Schedule shall have been satisfied.

(xi)  The Company and SKS Consulting shall have entered into the Consulting Agreement in accordance with Section 5(p) hereof.

(xii)  The Company shall have certified, in a certificate executed by two officers of the Company and dated as of the such Closing Date, that all conditions to such Closing have been satisfied.

8.  INDEMNIFICATION.

(a)  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)  In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

9.  GOVERNING LAW: MISCELLANEOUS.

(a)  Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

(b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)  Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)  Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

Smartire Systems Inc.

Richmond Corporate Centre

Suite 150-13151 Vanier Place

Richmond, British Columbia, Canada V6V 2J1

Attention: Jeff Finkelstein

Telephone: (604) 276-9884

Facsimile: (604) 276-2353

With a copy to:

Ethan Minsky

Clark Wilson LLP

800 - 885 West Georgia Street,

Vancouver, British Columbia V6C 3H1

Telephone: (604) 687-5700

Facsimile: (604) 687-6314

If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer’s counsel as set forth on Schedule I. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)  Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)  Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its reasonable best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

(k)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)  Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to pay the fees and expenses described in Section 5(g) above.

(m)  Brokerage. The Company represents that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(n)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
SMARTIRE SYSTEMS INC.

By: /s/ Jeff Finkelstein
Name: Jeff Finkelstein
Title: Chief Financial Officer

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Xentenial Holdings Limited

Per: /s/ Mark Angelo
Name: Mark Angelo
Title: President and Portfolio Manager

SCHEDULE I

SCHEDULE OF BUYERS

Buyer	Legal Representative’s Address and Facsimile Number	Amount of Subscription
Xentenial Holdings Limited	David Gonzalez, Esq.	Up to $1,800,000
Athalassas, 47	101 Hudson Street, Suite 3700
2nd Floor, Flat Office 202	Jersey City, New Jersey 07302
Strovolos, P.C. 2012, Nicosia, Cyprus	Telephone: (201) 985-8300
Attention: Nairy Merheje	Facsimile: (201) 985-8266
Telephone: +357-22313339
Facsimile: +357-22313346

Appendix A-1

U.S. Accredited Investor Questionnaire

(to be supplied)

A -

APPENDIX “A-2”

CANADIAN CERTIFICATE

TO:  Smartire Systems Inc. (the “Issuer”)

1. MINIMUM PURCHASE DECLARATION (TO BE COMPLETED BY ALL BUYERS RELYING ON THE MINIMUM PURCHASE EXEMPTION PURSUANT TO SECTION 2.10 OF NI45-106)

By checking the box to the left and completing and executing this Canadian Certificate below, the Buyer is eligible to purchase the Convertible Debentures pursuant to an exemption from the prospectus and registration provisions of the B.C. Act pursuant to section 2.10 of NI45-106 and represent and warrants to the Issuer that:

(a)	the Buyer, or each of the beneficial purchasers for whom the Buyer is acting, is subject to the securities laws of the Province of British Columbia;

(b)	the Buyer is purchasing the Convertible Debentures as principal for its own account and not for the benefit of any other person;

(c)	the Convertible Debentures have an acquisition cost to the Purchaser of not less than Cdn$150,000, payable in cash at the Closing of the Offering; and

(d)
the Buyer was not created and is not being used solely to purchase or hold securities in reliance on the registration and prospectus exemptions provided under Section 2.10 of NI45-106, it pre-existed the offering of Convertible Debentures and has a bona fide purpose other than investment in the Convertible Debentures.

2. ACCREDITED INVESTOR DECLARATION (TO BE COMPLETED BY ALL BUYERS RELYING ON THE ACCREDITED INVESTOR EXEMPTION PURSUANT TO SECTION 2.3 OF NI45-106)

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your legal advisor before completing this certificate.

In connection with the purchase by the undersigned Buyer of the Convertible Debentures, the Buyer, on its own behalf and on behalf of each of the beneficial purchasers for whom the Buyer is acting, hereby represents, warrants, covenants and certifies to the Issuer (and acknowledges that the Issuer and its counsel are relying thereon) that:

(a)	the Buyer, or each of the beneficial purchasers for whom the Buyer is acting, is subject to the securities laws of the Province of British Columbia;

(b)	the Buyer, or each of the beneficial purchasers for whom the Buyer is acting, is purchasing the Convertible Debentures as principal for its own account and not for the benefit of any other person; and

(c)
the Buyer, or each of the beneficial purchasers for whom the Buyer is acting, is an “accredited investor” within the meaning of NI45-106 on the basis that the undersigned fits within the category of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category and the undersigned has confirmed such by completing and executing the Canadian Certificate below.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

(a) a Canadian financial institution, or a Schedule III bank;
(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;
(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n) an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia.

For the purposes hereof, the following definitions are included for convenience:

(a)
“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)
“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebéc where control person means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(d)	“financial assets” means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)
“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer;

(f)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(g)
“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

(h)
“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(i)	"non-redeemable investment fund" means an issuer,

(A) whose primary purpose is to invest money provided by its securityholders,

(B) that does not invest,

(i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(C) that is not a mutual fund;

(j)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)
“spouse” means an individual who(i)is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In NI 45-106 a person (first person) is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Issuer prior to the Closing Date.

Dated:	____________________	Signed:	________________________________

_________________________________ Witness (If Purchaser is an Individual)		__________________________________________ Print the name of Purchaser

_________________________________ Print Name of Witness		__________________________________________ If Purchaser is a corporation, print name and title of Authorized Signing Officer

A -

DISCLOSURE SCHEDULE

EXHIBIT A

FUNDING SCHEDULE

1.	$684,000, on or before January __, 2007;

2.
$1,116,000 of the Purchase Price to be funded within 6 months from the date hereof in amounts and times to be mutually agreed upon by the Company and the Buyers, provided however, neither party is under any obligation to agree to fund the remaining amount.

EXHIBIT B

LOCK UP AGREEMENT

The undersigned hereby agrees that for a period commencing on January ___, 2007 and expiring on the date thirty (30) days after the date that all amounts owed to Cornell Capital Partners, LP (the “Investor”), under the Convertible Debentures issued to the Investor pursuant to the Securities Purchase Agreement between Smartire Systems Inc. (the “Company”) and the Investor dated January ___, 2007 have been paid (the “Lock-up Period”), he, she or it will not, directly or indirectly, without the prior written consent of the Investor, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any securities of the Company, including common stock or options, rights, warrants or other securities underlying, convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for any common stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the “Securities”) except in accordance with the volume limitations set forth in Rule 144(e) of the General Rules and Regulations under the Securities Act of 1933, as amended.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Company’s securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned, and the undersigned hereby confirms the undersigned’s investment in the Company.

Dated: _______________, 2007

Signature

Name: ____________________________________

Address:

City, State, Zip Code:

EXHIBIT C

FORM OF LEGAL OPINION